UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

May 30, 2014 (May 29, 2014)

SL GREEN REALTY CORP.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

MARYLAND

(STATE OF INCORPORATION)

1-13199	13-3956775
(COMMISSION FILE NUMBER)	(IRS EMPLOYER ID. NUMBER)
420 Lexington Avenue	10170
New York, New York	(ZIP CODE)
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

(212) 594-2700

(REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

On May 30, 2014, SL Green Realty Corp. (the “Company”) filed a Current Report on Form 8-K to report under Item 5.07 thereof (the “Original Report”) the voting results for the proposals submitted to stockholders at the Company’s Annual Meeting of Stockholders (the “Annual Meeting”), held on May 29, 2014 and adjourned until June 2, 2014 with respect to one of the proposals.  This Current Report on Form 8-K/A amends and supplements the Original Report with the voting results with respect to that proposal.  No other changes have been made to the Original Report.

Item 5.07.	Submission of Matters to a Vote of Security Holders

(a)  On June 2, 2014, the Company reconvened and concluded the Annual Meeting.

(b)   As previously reported in the Original Report, stockholders voted on, and approved, two proposals on May 29, 2014.  In order to allow its stockholders more time to vote on Proposal 2 relating to the approval, on an advisory basis, of the compensation of SL Green’s named executive officers, after voting on the other proposals was completed the meeting was adjourned to June 2, 2014, and the polls were kept open for voting on Proposal 2 through the adjournment.  At the reconvened meeting, 87,178,448 shares, or approximately 91.5% of the 95,318,446 total number of shares of common stock entitled to vote at the Annual Meeting, were present in person or by proxy. The results of the vote were as follows:

Proposal 2

Non-binding, advisory vote to approve the compensation of the Company’s named executive officers.

Votes For	Votes Against	Votes Abstaining
53,926,226	33,136,885	115,337

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SL GREEN REALTY CORP.

By: /s/ James Mead
Name: James Mead
Title: Chief Financial Officer

Date:  June 2, 2014